EXHIBIT 10.2

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

AMENDMENT TO OFFICER`S EMPLOYMENT	DIENSTVERTRAGSÄNDERUNG
AGREEMENT	VORSTANDSMITGLIED

Adtran Networks SE, Martinsried/Meiningen

- hereinafter the “Company” –	- im Folgenden die “Gesellschaft” -

represented by the Supervisory Board	vertreten durch den Aufsichtsrat

and	und

Mr./Herrn
Ulrich Dopfer
1710 Bucks Club Drive,
Alpharetta, Georgia, 30005 USA

- hereinafter: the “Officer”-	- im Folgenden: das “Vorstandsmitglied” –

1. Temporary Change of Base Salary payments	1. Vorübergehende Änderung des Grundgehalts

The Base Salary payments to the Officer shall be reduced by 25% temporarily beginning November 1, 2023 ending July 31, 2024 (“Temporary Base Salary Change”).	Das Grundgehalt des Vorstandsmitglieds wird vom 1. November 2023 bis zum 31. Juli 2024 vorübergehend um 25 % reduziert („Vorübergehende Grundgehaltsänderung“).

This Temporary Base Salary Change shall not affect or become the basis for the Annual Target Incentive Cash Bonus, the 2-Year Integration One-Time Bonus or any other annual and/or long-term fixed or variable bonuses or equity awards.	Diese Vorübergehende Grundgehalts-änderung wirkt sich nicht auf den Annual Target Incentive Cash Bonus, den 2-Year Integration One-Time Bonus oder andere jährliche und/oder langfristige feste oder variable Boni oder Aktienprämien aus und wird auch nicht zur Grundlage hierfür.

2. Clawback	2. Rückforderung

The ADTRAN Holdings, Inc. POLICY FOR THE RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION attached as Exhibit 1 (“Clawback Policy”) shall govern and apply to the Officer’s remuneration to the extent provided for in the Clawback Policy.	Die als Anlage 1 beigefügte Richtlinie der ADTRAN Holdings, Inc. zur Wiederherstellung irrtümlich zuerkannter Vergütungen („Clawback-Richtlinie“) regelt und gilt für alle rückforderungsberechtigten Anreizver-gütungen, die in der Clawback-Richtlinie definiert sind.

3. Miscellaneous	3. Sonstiges

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

3.1  Nothing in the Employment Agreement, as amended, shall be construed to prohibit the Officer from having reported or reporting possible violations of federal law or regulation or having filed or filing a charge or complaint with any governmental agency or entity, including, but not limited to the Department of Justice, Equal Employment Opportunity Commission, National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, Congress, the Inspector General or any federal, state or local governmental agency or commission (each, a “Government Agency”). This Employment Agreement does not limit the Officer’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

3.1  Keine Bestimmung des Dienstvertrages in seiner geänderten Fassung ist so auszulegen, dass sie es dem Vorstandsmitglied verbietet, mögliche Verstöße gegen Bundesgesetze oder -vorschriften zu melden oder eine Anzeige oder Beschwerde bei einer Regierungsbehörde oder -stelle einzureichen, einschließlich, aber nicht beschränkt auf das Justizministerium, die Equal Employment Opportunity Commission, das National Labor Relations Board, die Occupational Safety and Health Administration, die Securities and Exchange Commission, den Kongress, den Generalinspektor oder eine Regierungsbehörde oder -kommission auf Bundes-, Landes- oder Kommunalebene (jeweils eine “Regierungsbehörde”). Dieser Dienstvertrag schränkt die Fähigkeit des Vorstandsmitglieds nicht ein, mit einer Regierungsbehörde zu kommunizieren oder anderweitig an einer Untersuchung oder einem Verfahren teilzunehmen, das von einer Regierungsbehörde durchgeführt wird, einschließlich der Bereitstellung von Dokumenten oder anderen Informationen, ohne dass die Gesellschaft davon in Kenntnis gesetzt wird.

3.2 All other provisions of the existing Employment Agreement, including all subsequent amendments, shall apply without change.	3.2 Im Übrigen findet der bestehende Dienstvertrag einschließlich aller nachfolgenden Änderungen und Ergänzungen unverändert Anwendung.

3.3 Modifications of this Agreement require written form. This shall also apply to the amendment of this clause requiring written form.	3.2 Änderungen dieses Vertrages bedürfen der Schriftform. Dies gilt auch für die Abänderungen dieser Schriftformklausel.

3.3 The German version will be authoritative for the interpretation of this Amendment.	3.3 Für die Auslegung dieses Vertrages ist die deutsche Fassung maßgeblich.

11/27/2023	12/4/2023

/s/ Dr. Eduard Scheiterer	/s/ Ulrich Dopfer
Dr. Eduard Scheiterer	Ulrich Dopfer
Chairman of the Supervisory Board

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